Exhibit 10.2

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is effective as of January 26, 2022 (the “Effective Date”), by and between PHI Group, Inc., a U.S. public company duly organized and existing by virtue of the laws of the State of Wyoming, with its principal address at 2323 Main Street, Irvine, CA 92614, U.S.A. (“PHI”), and Kota Energy Group LLC, a limited liability company organized and existing by virtue of the laws of the State of California, with its principal business address at 1227 Flynn Road, Suite 307, Camarillo, CA 93012, U.S.A. (“KEG”).

WHEREAS:

A. KEG provides solutions for solar energy to residential and commercial customers, with unique competitive advantages.

B. PHI is a U.S. diversified publicly traded company which owns a Luxembourg bank fund (PHILUX Global Funds SCA, SICAV-RAIF) and is engaged in mergers and acquisitions and investing in various industries, including but not limited to real estate, agriculture, energy, natural resources, healthcare, consumer goods and technology.

C. On December 08, 2021, KEG and PHI signed that certain Letter of Intent (the “LOI”) to set forth the guidelines for further discussions and negotiations between PHI and KEG towards the execution of a definitive purchase agreement between the parties containing customary representations, warranties, covenants, and indemnities for the acquisition of fifty point one percent (50.10%) of ownership in KEG by PHI.

D. The parties hereto wish to enter into this Agreement whereby PHI will pay a total purchase price (the “Purchase Price”) of Twelve Million Five Hundred Twenty-Four Thousand Four Hundred Sixty-Nine U.S. Dollars ($US 12,524,469) to KEG, as set forth in Section 2 below, in exchange for fifty point one percent (50.10%) of the equity ownership in KEG pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree each with the other as follows:

1. DEFINITIONS

1.1 Definitions. The following terms have the following meanings:

a.	“Action” shall mean any claim, action, cause of action, charge, complaint, arbitration, grievance, demand, lawsuit, arbitration, inquiry, audit, notice of violation, hearing, proceeding, litigation, citation, summons, inquiry, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

b.	“Actual Fraud” shall mean an actual and intentional fraud with the intent to deceive with respect to the representations and warranties by such parties pursuant to Sections 3 or 4 when such representations and warranties were made with the express intention that the other party rely thereon.

c.	“Agreement” means this Agreement, and all the exhibits and schedules attached to this Agreement, and all amendments and supplements, if any, to this Agreement.

d.	“Closing” shall mean the completion of the transactions contemplated hereunder, in accordance with Section 6 hereof.

1

e.	“Closing Date” shall mean the date on which the Closing occurs.

f.	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

g.	“KEG Transaction Expenses” means all of the fees, costs and expenses incurred by KEG in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses payable to attorneys, financial advisors, accountants, insurance or benefits brokers or any other professional advisors.

h.	“Loss” and “Losses” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any special, incidental, indirect, consequential or punitive damages suffered by PHI or KEG including damages for lost profits, lost business opportunities or diminution in value suffered or incurred.

i.	“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

j.	“SEC” shall mean the United States Securities and Exchange Commission.

k.	“Securities Act” shall mean the United States Securities Act of 1933, as amended.

l.	“1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended.

1.2 Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. AGREEMENT OF PURCHASE AND SALE

2.1 Purchase and Sale of Equity Ownership. Subject to the terms and conditions of this Agreement, as set out in Section 6 and Section 8 below and as otherwise set forth herein, at Closing, PHI hereby covenants and agrees to buy from KEG, and KEG hereby covenants and agrees to sell to PHI, 50,100 Class A-1 Units (the “Units”) of KEG, which Units shall have been authorized and unissued as of immediately prior to Closing, for the Purchase Price. At Closing, PHI shall pay or cause to be paid, by wire transfer of immediately available funds, to (a) the applicable third parties, on behalf of KEG and for its account, the amount of all KEG Transaction Expenses, to be determined by KEG prior to Closing, and (b) KEG (to an account designated in writing by KEG with such designation to be made at least three (3) business days prior to the Closing Date) an aggregate amount equal to (i) the Purchase Price minus (ii) the amount of KEG Transaction Expenses (the “Closing Payment”).

2.2 Securities Act. The issuance of the Units from KEG to PHI is intended to qualify as a transaction in securities exempt from registration or qualification under the Securities Act and any applicable securities laws. The Units have not been registered under the Securities Act and have not been listed on any foreign exchange. The Units may not be resold unless the resale thereof is registered under the Securities Act, or an exemption from such registrations is available. To the extent the Units are represented by one or more certificates, each such certificate shall have a legend thereon in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SECURITIES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

2

3. REPRESENTATIONS AND WARRANTIES OF KEG

KEG hereby represents and warrants to PHI, except as set forth in the disclosure schedules delivered from time-to-time pursuant to this Agreement (collectively, the “Disclosure Schedules”), as of the Closing Date only (except where such representation and warranty speaks only as of an express earlier date, in which case as of such earlier date) and not as of the Effective Date and acknowledges that PHI is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement as follows:

3.1 Authority. KEG has all requisite corporate power and authority to execute and deliver any document required to be signed by the pertinent members, managers and/or authorized officers of KEG on behalf of KEG and delivered by KEG pursuant to this Agreement (collectively, the “KEG Documents”), and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the KEG Documents by KEG and the consummation of the transactions contemplated hereby have been duly authorized. No other proceedings on the part of KEG are necessary to authorize such documents or to consummate the transactions contemplated hereby. The KEG Documents, when executed and delivered by KEG, will be duly executed and delivered by KEG. This Agreement constitutes and, when executed and delivered, each of the other KEG Documents will constitute the legal, valid and binding obligations of KEG enforceable in accordance with their respective terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; and

(b) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 The Interests. The Units when issued and sold pursuant to the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid, and nonassessable, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, other than as will be set forth in the Amended and Restated Operating Agreement of KEG, to be dated as of the Closing Date (the “Operating Agreement”), pursuant to applicable state and federal securities laws, and liens or encumbrances created by or imposed by KEG.

3.3 Non-Contravention. Assuming timely securities filings and HSR Act filings and notices are or have been made, to the extent required pursuant to applicable law, neither the performance of this Agreement nor the consummation of the transactions contemplated hereby, will:

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Units under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to KEG, or any of its material property or assets; or

(b) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to KEG or any of the Units.

3

3.4 Actions and Proceedings. Except with respect to the litigation in Speed of Light Ops, LLC v. Kota Energy Group LLC, et al., Case No. 2:21-cv-00209-HCN-JCB, pending in the United States District Court, District of Utah, to the best knowledge of KEG there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting KEG or the Units that involves any of the business, or the properties or assets of KEG that, if adversely resolved or determined, would have a material adverse effect on the Units (a “Material Adverse Effect”). To the best knowledge of KEG there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect.

3.5 Completeness of Disclosure. No representation or warranty by KEG in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to PHI pursuant hereto will contain as of the Closing any untrue statement of a material fact or will omit as of the Closing to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

3.6 No Other Representations. Except as expressly set forth in this Section 3, KEG is not making and will not be deemed to have made any representation or warranty of any kind whatsoever, express or implied, at law or in equity, in connection with or with respect to (a) KEG, KEG’s business, or the Units, or (b) the negotiation, execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby. Any representations and warranties other than those expressly set forth in this Section 3 with respect to (x) KEG, KEG’s business, or the Units, or (y) the negotiation, execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby are disclaimed by KEG. Notwithstanding anything to the contrary, KEG is making no, and expressly disclaims all, representations or warranties as of the Effective Date, express or implied.

4. REPRESENTATIONS AND WARRANTIES OF PHI

PHI hereby represents and warrants to KEG, as of the Effective Date and as of the Closing Date (except where such representation and warranty speaks only as of another date, in which case as of such other date), and acknowledges that KEG is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, as follows:

4.1 Organization and Good Standing. PHI is duly incorporated, organized, validly existing and in good standing under the laws of the State of Wyoming, U.S.A. and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. PHI is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

4.2 Authority. PHI has all requisite corporate power and authority to execute and deliver this Agreement and any other document required to be signed and delivered by PHI pursuant to this Agreement (collectively, the “PHI Documents”), and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the PHI Documents by PHI and the consummation by PHI of the transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of PHI are necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other PHI Documents, when executed and delivered by PHI, will be duly executed and delivered by PHI. This Agreement constitutes and, when executed and delivered, each of the other PHI Documents will constitute the legal, valid and binding obligations of PHI enforceable in accordance with their respective terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; and

(b) as limited by laws and principles relating to the availability of specific performance, injunctive relief.

4

4.3 Corporate Records of PHI. The corporate records of PHI, as required to be maintained by it pursuant to the Wyoming Statues, are accurate, complete and current in all material respects, and the minute book of PHI is, in all material respects, correct and contains all material records required by the laws of the State of Wyoming in regard to all proceedings, consents, actions and meetings of the shareholders and the board of directors of PHI.

4.4 Non-Contravention. Neither the execution, delivery, or performance of this Agreement nor the consummation of the transactions contemplated hereby will:

(a) subject to certain provisions contained elsewhere in this Agreement, conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of PHI under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PHI or any of its material property or assets;

(b) violate any provision of the applicable incorporation or charter documents of PHI; or

(c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to PHI or any of its material property or assets.

4.5 Compliance.

(a) To the best knowledge of PHI, PHI is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of PHI;

(b) To the best knowledge of PHI, PHI is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Material Adverse Effect;

(c) PHI has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of PHI, threatened, and none of them will be affected in a material adverse manner by the consummation of the transactions contemplated hereby; and

(d) PHI has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. PHI has not received any notice of any violation thereof, nor is PHI aware of any valid basis therefore.

4.6 Filings, Consents and Approvals. PHI has conducted or obtained any filing, registration, permit or authorization from any public or governmental body or authority, shareholders or other Person that is necessary for the consummation by PHI of the transactions contemplated by this Agreement and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted, including any required filings by the HSR Act.

5

4.7 Purchase Entirely for Own Account. This Agreement is made with PHI in reliance upon PHI’s representation to KEG, which by PHI’s execution of this Agreement, PHI hereby confirms, that the Units to be acquired by PHI will be acquired for investment for PHI’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that PHI has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, PHI further represents that PHI does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.

4.8 Accredited Investor. PHI is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.9 Investment Experience. PHI understands that the purchase of the Units involves a high degree of risk. PHI has the knowledge, sophistication, and experience in financial and business matters to be capable of fully evaluating the merits and risks of the purchase of the Units. PHI acknowledges and confirms that KEG has made available to it such opportunity to ask questions, as well as access to offices, assets and records that PHI has requested, and it has made such investigation of KEG and its respective businesses, operations, assets, liabilities, records, and personnel, subject to the representations and warranties set forth in this Agreement, as PHI has deemed necessary or appropriate and has had its questions and other inquires answered to its reasonable satisfaction.

4.10 Principal Place of Business. PHI’s principal place of business is located in the State of California.

4.11 Financial Ability. Within fifteen (15) days after the Effective Date, PHI will obtain written binding commitments (the “Funding Commitments”) from third party financing sources to provide PHI with the amounts of financing sufficient to fund the total amount of the Purchase Price at Closing and to otherwise perform its obligations with respect to the transactions contemplated by this Agreement (the “Financing”). The Funding Commitments will be in full force and effect as of the Closing Date. PHI shall promptly provide true and correct copies of the Funding Commitments to KEG immediately once available. There will be no conditions precedent related to the close of the Financing and the funding of the full amounts contemplated by the Funding Commitments on the Closing Date other than as agreed to by KEG and the Founding Members in their sole discretion.

4.12 No Brokers. PHI has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

4.13 Disclaimer of Reliance. PHI acknowledges that, except as expressly set forth in Section 3, PHI is not relying on, and hereby expressly disclaims reliance on, and KEG is not making and will not be deemed to have made, any representation or warranty or extra-contractual statement of any kind whatsoever, written or oral, statutory, express or implied, at law or in equity, in connection with or with respect to (a) KEG, KEG’s business, or the Units, or (b) the negotiation, execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby by KEG. PHI acknowledges that KEG is making no representations or warranties as of the Effective Date and that the only representations and warranties with respect to this transaction from KEG will be made at Closing, and only if Closing occurs.

5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Financial Audit. The parties shall reasonably cooperate in connection with the completion of an audit of the financial statements of KEG for the recast fiscal years ended June 30, 2020 and June 30, 2021 by a PCAOB-registered independent auditing firm mutually agreed to by the parties.

6

5.2 Full Disclosure Requirement. KEG acknowledges that PHI is required to file with the SEC upon Closing a disclosure document which includes discussion of many aspects of its future business, financial affairs, risks and management. KEG shall cooperate fully in providing PHI with all information and documentation reasonably requested pursuant to the terms set forth in Section 7.1 below.

5.3 Licenses and Permits. KEG acknowledges and warrants that it shall be responsible for obtaining and maintaining all the valid and effective licenses and permits for KEG’s operations.

5.4 Special Distribution. Immediately following the Closing, the parties hereto shall cause KEG to distribute Two Million Seven Hundred Fifty-Eight Thousand Eight Hundred One U.S. Dollars ($2,758,801) of the Closing Payment received by KEG from PHI to Yato Consulting, Inc., Alpha Power Group LLC, Kodiak Cole Consulting LLC, and Mac Advisors LLC (each a “Founding Member”, and collectively, the “Founding Members”) pursuant to the terms set forth the Operating Agreement. The remainder of the Closing Payment will be used by KEG for its working capital, expansion and growth.

5.5 Tax Covenants. The parties hereto agree that the Operating Agreement shall contain certain tax provisions addressing, among other things, the parties’ respective rights with respect to the filing of tax returns for KEG, handling of tax audits with respect to KEG, the making of tax elections with respect to KEG, and the tax treatment of the transactions contemplated by this Agreement. Such provisions shall be mutually agreed upon by KEG and PHI prior to the Closing, but it is agreed that the members of KEG other than PHI shall control tax returns, tax audits and other similar tax matters for all periods ending prior to the Closing Date and that KEG shall use (i) the “traditional method” (without curative allocations) under Treasury Regulations Section 1.704- 3(b) and (ii) the interim closing of the books method for purposes of allocating profit and loss, in each case, with respect to the transactions contemplated by this Agreement.

6. CLOSING

6.1 Closing Date. The Closing Date shall be the date on which the Closing actually occurs.

6.2 Closing. The Closing shall take place on the Closing Date at the offices of PHI or KEG, or at such other location as mutually agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for KEG and PHI, provided such undertakings are satisfactory to each party’s respective legal counsel.

6.3 Closing Deliveries of KEG. At Closing, KEG shall deliver or cause to be delivered the following to PHI:

(a) a certificate signed by a duly authorized officer of KEG, dated as of the Closing Date, certifying that the conditions set forth in Section 8.2(a) have been satisfied;

(b) the Operating Agreement, in a form acceptable to KEG and the Founding Members in their sole discretion, duly executed by each of the members of KEG, excluding PHI, and each of the managers of KEG appointed by the Founder Members; and

(c) Consulting agreements for the Founding Members in a form acceptable to the Founding Members in their sole discretion, dated as of the Closing Date (the “Consulting Agreements”), duly executed by KEG and each of Founding Members (or a consulting agreement with a management company owned by the Founding Members).

7

6.4 Closing Deliveries of PHI. At Closing, PHI shall deliver or cause to be delivered the following to KEG:

(a) the Purchase Price pursuant to the terms of Section 2.1;

(b) a certificate signed by a duly authorized officer of PHI, dated as of the Closing Date, certifying that the conditions set forth in Section 8.1(a) have been satisfied;

(c) a certificate of the secretary of PHI, dated as of Closing, attaching (i) a copy of PHI’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and (ii) copies of the resolutions and/or consent actions duly adopted by the board of directors of PHI approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and

(d) the Operating Agreement, in a form reasonable acceptable to PHI, duly executed by PHI and each of the managers of KEG appointed by PHI.

7. PRE-CLOSING COVENANTS

7.1 Access to Information. From the Effective Date through the Closing, KEG shall provide PHI with reasonable access to KEG’s relevant financial, operating and other data and information regarding its business, as reasonably requested by PHI; provided that, (i) such access shall be during normal business hours and in a manner that does not unreasonably interfere with the normal business operations of KEG, and (ii) KEG shall not be required to provide such access or disclose any information to PHI if doing so could result in a waiver of attorney-client privilege, work product doctrine or similar privilege. All of such information shall be treated as “Confidential Information” pursuant to the terms of the Non-Circumvention and Non-Disclosure Agreement (the “NDA”) between the parties, the provisions of which are hereby incorporated herein and acknowledged by the parties as a continuing obligation in accordance with its terms.

7. 2 Confidentiality; Publicity. From the Effective Date through the Closing, PHI and KEG shall not (nor shall either party permit any of such party’s affiliates or representatives), without the prior approval of the other party, issue any press release or written statement for general circulation relating to this Agreement or the transactions contemplated hereby or otherwise make public the terms or conditions of this Agreement or the transactions contemplated hereby, except as otherwise required by applicable law (including applicable securities laws) or by any rule or regulation of any governmental entity.

7.3 Notices of Certain Events. From the Effective Date through the Closing, PHI and KEG will promptly notify each other in writing of: (a) any pending or threatened Action by any Person challenging or seeking damages in connection with the transactions contemplated hereby; (b) any written or oral notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; (c) any written notice or other communication from any governmental authority in connection with the transactions contemplated hereby; and (d) any change or fact of which such party is aware that will or is reasonably likely to result in any of the conditions set forth in Section 8 becoming incapable of being satisfied.

7.4 Disclosure Update. From time to time prior to the Closing Date, KEG may, at its option, deliver, supplement and amend the Disclosure Schedules, that are necessary to complete or correct any information in such Disclosure Schedules or in any representation or warranty of KEG. Once delivered to PHI, the Disclosure Schedules shall be deemed to have been amended as of the Effective Date, to have qualified the representations and warranties contained in Section 3 as of the Effective Date of this Agreement, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter, and PHI shall have no right to indemnification under Section 10.1 with respect to such matter.

8

8. CONDITIONS TO CLOSE

8.1 Closing Conditions of KEG. The obligation of KEG to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing, or waiver by KEG, in its sole discretion, of each of the following conditions:

(a) (i) Each of the representations and warranties of PHI contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on the Closing Date (other than representations and warranties that expressly relate to an earlier date, which representations shall have been true and correct as of such date); provided, that this condition shall be deemed satisfied unless the effect of such representations and warranties not being so true and correct (read for purposes of this Section 8.1(a) only without any materiality or similar qualification) on the Closing Date or on such earlier date, taken together, would materially impair the ability of PHI to consummate the transactions contemplated by, or perform its obligations under, this Agreement; (ii) the covenants contained in this Agreement required to be complied with by PHI on or before the Closing shall have been complied with in all material respects; and (iii) KEG shall have received a certificate signed by a duly authorized officer of PHI, certifying that the conditions in clauses (i) and (ii) have been satisfied;

(b) PHI shall have delivered to KEG all of the deliveries required to be made by PHI pursuant to Section 6.4; and

(c) KEG and the Founding Members shall be satisfied, in their sole discretion, with the final forms of the Operating Agreement, the Consulting Agreements and all other the ancillary certificates, deliverables, and agreements contemplated pursuant to this Agreement.

8.2 Closing Conditions of PHI. The obligation of PHI to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing, or waiver by PHI, in its sole discretion, of each of the following conditions:

(a) (i) Each of the other representations and warranties of KEG contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on the Closing Date (other than representations and warranties that expressly relate to an earlier date, which representations shall have been true and correct as of such date); provided, that this condition shall be deemed satisfied unless the effect of such representations and warranties not being so true and correct (read, for purposes of this Section 8.2(a) only, without any materiality or similar qualification) on the Closing Date or on such earlier date, taken together, would materially impair the ability of KEG to consummate the transactions contemplated by, or perform its obligations under, this Agreement; (ii) the covenants contained in this Agreement required to be complied with by KEG on or before the Closing shall have been complied with in all material respects; and (iii) PHI shall have received a certificate signed by a duly authorized officer of KEG, certifying that the conditions in clauses (i) and (ii) have been satisfied; and

(b) KEG shall have delivered to PHI all of the deliveries required to be made by KEG pursuant to Section 6.3.

9. TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Closing:

(a) by the mutual written consent of PHI and KEG;

(b) by KEG, if PHI does not pay the full amount of the Purchase Price to KEG within thirty (30) calendar days after the Effective Date;

(c) by KEG, if Closing does not occur within forty-five (45) days from the Effective Date;

9

(d) by KEG, if PHI shall have materially breached any representation or warranty or shall have failed to comply with any covenant or agreement applicable to PHI that would cause any of the conditions set forth in Section 8.2 not to be satisfied; provided, however, that KEG is not then in material breach of this Agreement; or

(e) by PHI, if KEG shall have materially breached any representation or warranty or shall have failed to comply with any covenant or agreement applicable to KEG that would cause any of the conditions set forth in Section 8.1 not to be satisfied; provided, however, that PHI is not then in material breach of this Agreement.

9.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party.

9.3 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party, except as set forth in this Section 9.3 and Section 10; provided, however, that nothing in this Agreement shall relieve a party from liability for (a) any breach by such party of the terms and provisions of this Agreement prior to such termination or (b) Actual Fraud.

10. INDEMNIFICATION, REMEDIES, SURVIVAL

10.1 KEG Indemnity. From and after the Closing, KEG shall indemnify, defend, and hold harmless PHI and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by PHI and its shareholders by reason of, resulting from, based upon or arising out of:

(a) any breach by KEG of this Agreement prior to the Closing; or

(b) any misstatement, misrepresentation or breach of the representations and warranties made by KEG contained in or made pursuant to this Agreement, any KEG Document or any certificate or other instrument delivered pursuant to this Agreement.

10.2 PHI Indemnity. PHI shall indemnify, defend, and hold harmless KEG from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by KEG or its direct or indirect equity holders or managers by reason of, resulting from, based upon or arising out of:

(a) any breach by PHI of this Agreement; or

(b) any misrepresentation, misstatement or breach of warranty of PHI contained in or made pursuant to this Agreement, any PHI Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3 Indemnification Procedures. The party making a claim under this Section 10 is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Section 10 is referred to as the “Indemnifying Party”.

(a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof in accordance with Section 11.6 excluding by means of electronic mail, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or is otherwise materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.

10

(b) Participation in Defense. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 10.3(d), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof.

(c) Expenses. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party,(i) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (ii) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party reasonably determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 10.3(d), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. KEG on the one hand, and PHI on the other hand, shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(d) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 10.3(d). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within 10 days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to this Section 10.3(d), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

11

(e) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or is otherwise materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records during normal business hours and in a manner that would not be reasonably expected to interfere with the Indemnified Party’s business operations) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

10.4 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Section 10, the Indemnifying Party shall satisfy its obligations within fifteen (15) business days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds.

10.5 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for the Units for tax purposes, unless otherwise required by applicable law.

10.6 Certain Limitations. Notwithstanding anything otherwise provided in Section 10 or otherwise pursuant to this Agreement:

(a) Except for Losses arising as a result of Actual Fraud, as to which the limitations of this Section 10.6(a) shall not apply, KEG will not have any obligation to indemnify and hold harmless PHI pursuant to this Section 10 in respect of Losses arising under Section 10.1 unless and until the amount of the aggregate Losses claimed by PHI exceeds One Hundred Twenty-Five Thousand Two Hundred Forty-Five U.S. Dollars ($125,245) (the “Basket”), whereupon KEG shall indemnify, defend, protect and hold harmless the other party for the amount of all Losses in excess of the Basket, and KEG’s aggregate liability in respect of claims for indemnification pursuant to Section 10.1 shall not exceed Six Million Two Hundred Sixty-Two Thousand Two Hundred Thirty-Five U.S. Dollars ($6,262,235).

(b) Except for Losses arising as a result of Actual Fraud, as to which the limitations of this Section 10.6(b) shall not apply, PHI will not have any obligation to indemnify and hold harmless KEG pursuant to this Section 10 in respect of Losses arising under Section 10.2 unless the aggregate amount of all such Losses incurred or suffered by KEG exceeds the Basket at which point PHI will indemnify KEG for all Losses in excess of the Basket, and PHI’s aggregate liability in respect of claims for indemnification pursuant to Section 10.2 will not exceed the Purchase Price.

(c) The amount of any Losses for which an Indemnifying Party shall be liable hereunder shall be determined after deducting therefrom (a) the amount of any insurance proceeds actually received from a third-party insurer and any other amounts actually recovered from a third party pursuant to indemnification or otherwise, in each case net of costs and expenses (including collection expenses, premium increases, retro-premiums and any retention amounts), and (b) the amount of any net cash tax benefit actually realized as a result of such Loss in the current or any prior taxable year.

12

(d) Except with respect to injunctive and other non-monetary equitable relief, PHI and KEG each acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims for money damages pursuant to this Agreement shall be pursuant to the provisions of this Section 10.

11. GENERAL

11.1 Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other party. The representations, warranties and agreements shall survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

11.2 Further Assurances and Provision of Information. PHI and KEG will cooperate and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to fulfill their obligations and the conditions precedent to the other parties’ obligations hereunder and to otherwise consummate the transactions contemplated in this Agreement, and PHI and KEG will work in good faith to negotiate the Operating Agreement, the Consulting Agreements and any other documents, certificates or agreements required for Closing. KEG agrees to provide such information as requested by PHI in a timely manner prior to Closing Date pursuant to the terms set forth in Section 7.1. In addition to the foregoing, PHI will use best efforts to promptly close the Financing. Following the Closing Date, each of the parties hereto shall execute and deliver such additional instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

11.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.4 Expenses. Except as otherwise stated in this Agreement, KEG and PHI shall pay and be responsible for their own expenses that will or may be incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of their own agents, representatives, counsel, and accountants.

11.5 Entire Agreement. This Agreement, the schedules attached hereto, the NDA and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto, including without limitation the LOI. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.6 Notices. Except as set forth herein, all notices and other communications required or permitted under to this Agreement shall be sent to the addresses exchanged by the parties hereto for this purpose, as may from time to time be updated by one party to the other, must be in writing and shall be deemed given if sent by personal delivery, electronically mailed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes. All such notices and other communications shall be deemed to have been received:

(a) in the case of personal delivery, on the date of such delivery;

13

(b) in the case of electronic mail, on the date sent by electronic mail if sent during normal business hours of the receiving party, and on the next business day if sent after normal business hours of the receiving party;

(c) in the case of delivery by internationally-recognized express courier, on the sixth (6th) business day following dispatch; and

(d) in the case of mailing, on the third (3rd) business day following deposit into the mail.

If to KEG:

Kota Energy Group LLC

Attn: Mr. J Cole De Arman

1227 Flynn Road, Suite 307

Camarillo, CA 93012, U.S.A.

Email: Cole@kotaenergygroup.com

With a copy to:

Nevers, Palazzo, Packard, Wildermuth & Wynner PC

Attention: Robert E. Wynner, Esq.

31248 Oak Crest Drive, Suite 200

Westlake Village, California 91361

Email: rwynner@npwlaw.com

If to PHI:

PHI Group, Inc.

Attn: Mr. Henry D Fahman, Chairman & CEO

2323 Main Street

Irvine, CA 92614, U.S.A.

Email: henry@phiglobal.com

11.7 Headings. The headings contained in this Agreement are for convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.8 Benefits. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, the Founding Members shall be deemed third-party beneficiaries of Sections 5.4, 8.1(c), 10.2 and 11.15.

11.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other party.

11.10 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard for its conflict of laws rules. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and any United States District Court situated in the State of California for the purposes of construing and enforcing this Agreement.

11.11 Gender. All references to any party shall be read with such changes in number and gender as the context or reference requires.

14

11.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.13 Electronic Mail Execution and/or Scanned Copy. This Agreement may be executed by delivery of executed signature pages by electronic mail (including via pdf or any electronic signature by services such as DocuSign) or scanned copy. The parties hereto expressly consent that any such signature so delivered by electronic mail or scanned copy shall be deemed to have been duly and validly delivered and be valid and effective for all purposes under the Electronic Signatures in Global and National Commerce Act, Uniform Electronic Transactions Act, California’s Uniform Electronic Transactions Act (Cal. Civ. Code Section 1633.1, et seq.) or other applicable law with respect to this Agreement.

11.14 Independent Legal Advice. Each party hereto confirms that such party has been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and does not rely on the advice of the other party or its advisors respecting the legal effects of this Agreement.

11.15 Attorney-Client Privilege.

(a) Each party agrees that it shall use commercially reasonable efforts to ensure that any attorney-client privilege attaching to any communications among Nevers, Palazzo, Packard, Wildermuth & Wynner, PC or other counsel from time to time retained by KEG prior to the Closing (collectively, “Prior KEG Counsel”) on the one hand, and KEG or any Founding Member, on the other hand, to the extent related to the transactions contemplated herein (the “Prior Representation”) shall survive the Closing and shall remain in effect; provided, however, that, from and after the Closing, such attorney-client privilege shall be controlled by the Founding Members and not KEG or PHI.

(b) PHI and KEG waive any conflicts that may arise in connection with (i) Prior KEG Counsel representing the Founding Members after the Closing solely to the extent as a result of the Prior Representation and (ii) the communication by Prior KEG Counsel to the Founding Members, with respect to the Prior Representation, of any fact known to Prior KEG Counsel, in connection with any negotiation, arbitration, mediation, litigation or other proceeding in any way related to a dispute with PHI, KEG or the Founding Members following the Closing solely to the extent related to the Prior Representation, and the disclosure of any such fact in connection with any process undertaken for the resolution of such dispute. In addition, all communications between KEG or any Founding Member, on the one hand, and Prior KEG Counsel, on the other hand, exclusively related to the transactions contemplated herein shall be deemed to be attorney-client confidences that belong solely to the Founding Members (and not KEG) (the “Pre-Closing Communications”). Accordingly, KEG shall not be transferred ownership of any such Pre-Closing Communications or the files of Prior KEG Counsel relating to such engagement from and after the Closing, and all books, records and other materials of KEG in any medium (including electronic copies) constituting or solely containing or reflecting Pre-Closing Communications or the work product of legal counsel with respect thereto, including any related summaries, drafts or analyses, and all rights with respect to any of the foregoing, are hereby assigned and transferred to the Founding Members effective as of the Closing. From and after the Closing, PHI and KEG shall use commercially reasonable efforts to maintain the confidentiality of all such material and information. Each party acknowledges that it has had the opportunity to discuss and obtain adequate information concerning the significance and material risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of this Section 11.15, including the opportunity to consult with counsel other than Prior KEG Counsel. Notwithstanding anything to the contrary contained in this Section 11.15, in the event that a dispute arises between PHI or KEG, on the one hand, and a Person other than a party hereto or a Founding Member, on the other hand, after the Closing, PHI and KEG may assert any such attorney-client privilege, confidences or protection to prevent disclosure to such third party of confidential communications.

11.16 Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

11.17 References. Unless otherwise explicitly stated, all references to a “Section”, “Schedule” or “Exhibit” herein refer to a section, schedule or exhibit in and to this Agreement.

[Signatures appear on next page.]

15

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

PHI GROUP, INC.,	KOTA ENERGY GROUP LLC,
a Wyoming corporation	a California limited liability company

By:	By:
Henry D. Fahman	J Cole De Arman
Chairman & CEO	Authorized Signatory

[Signature Page to Purchase and Sale Agreement – Kota Energy Group LLC]